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                                                                   EXHIBIT 10.15

                           1998 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

     This Stock Option Agreement (this "Agreement") is made and entered into as of the date of grant set forth below (the "Date of Grant") by and between Integrated Systems, Inc., a California corporation (the "Company"), and the participant named below ("Participant"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 1998 Equity Incentive Plan (the "Plan").

PARTICIPANT:                                         participantname
PARTICIPANT'S ADDRESS:                               address1
                                                     address2
GRANT NUMBER:                                        GRANTNUMBER
TOTAL OPTIONS GRANTED:                               totalgranted
EXERCISE PRICE PER SHARE:                            EXERCSEPRICE
DATE OF GRANT:                                       grantdate
VESTING COMMENCEMENT DATE:                           vestdate1
EXPIRATION DATE:                                     expirationdate
TYPE OF STOCK OPTION:                                NONQUALIFIED

         1. GRANT OF OPTION. The Company hereby grants to the Participant named above an option (this "Option") to purchase up to the total number of shares of Common Stock of the Company set forth above (collectively, the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, this Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2.     VESTING AND EXERCISE PERIOD.

                2.1 VESTING OF RIGHT TO EXERCISE OPTION. This Option shall become exercisable as to portions of the Shares as follows: (a) this Option shall not be exercisable with respect to any of the Shares until [VESTDATE2] (the "First Vesting Date"); (b) on the First Vesting Date this Option shall become exercisable as to 25% of the Shares, if Participant has continuously provided services to the Company or any Subsidiary or Parent of the Company from the Date of Grant through the First Vesting Data and has not been Terminated on or before the First Vesting Date; (c) this Option shall become exercisable as to an additional 2.083% of the Shares upon the expiration of each successive full month after the First Vesting Date, so long as Participant continuously provides services to the Company or any Subsidiary or Parent of the Company and is not Terminated; PROVIDED that this Option shall in no event ever become exercisable with respect to more than 100% of the Shares.

                2.2 EXPIRATION. This Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3.


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         3.     TERMINATION.

                 3.1 TERMINATION FOR ANY REASON EXCEPT DEATH, DISABILITY OR CAUSE. If Participant is Terminated for any reason, except Participant's death, Disability or Cause, then this Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the date of Termination, may be exercised by Participant no later than three (3) months after the date of Termination, but in any event no later than the Expiration Date.

                  3.2 TERMINATION BECAUSE OF DEATH OR DISABILITY. If Participant is Terminated because of death or Disability of Participant (or Participant dies within three (3) months after a Termination other than for Cause or due to Disability), then this Option, to the extent that it is exercisable by Participant on the date of Termination, may be exercised by Participant (or Participant's legal representative) no later than twelve (12) months after the date of Termination, but in no event no later than the Expiration Date

                  3.3 TERMINATION FOR CAUSE. If Participant is terminated for Cause, this Option will expire on Participant's Termination Date.

                  3.4 NO OBLIGATION TO EMPLOY. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

         4.     MANNER OF EXERCISE.

                4.1 STOCK OPTION EXERCISE AGREEMENT. To exercise this Option, Participant (or in the case of exercise after Participant's death, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as EXHIBIT A, or such other documentation reasonably acceptable to the Company (the "Exercise Agreement"), which shall set forth, INTER ALIA, Participant's election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

                4.2 LIMITATIONS ON EXERCISE. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.

                4.3 PAYMENT. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

                (a) provided that a public market for the Company's stock exists: (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Participant irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; OR (2) through a "margin" commitment from Participant and a NASD Dealer whereby Participant irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company;


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                (b)     or by any combination of the foregoing.

              4.4 TAX WITHHOLDING. Prior to the issuance of the Shares upon exercise of this Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

              4.5 ISSUANCE OF SHARES. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

         5. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If this Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (a) the date two (2) years after the Date of Grant, and (b) the date one (1) year after transfer of such Shares to Participant upon exercise of this Option, then Participant shall immediately notify the Company in writing of such disposition.

         6. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

         7. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Participant.

         8. TAX CONSEQUENCES. Set forth below is a brief summary as of the date the Board adopted the Plan of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

              8.1 EXERCISE OF INCENTIVE STOCK OPTION. To the extent this Option qualifies as an ISO, there will be no regular federal or California income tax liability upon the exercise of this Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal income tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

              8.2 EXERCISE OF NONQUALIFIED STOCK OPTION. To the extent this Option does not qualify as an ISO, there may be a regular federal and California income tax liability upon the exercise of this Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.


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              8.3 DISPOSITION OF SHARES. The following tax consequences may apply upon disposition of the Shares:

                         (a)   INCENTIVE  STOCK  OPTIONS.  If the Shares are
held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within the applicable one (1) year or two (2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.

                         (b)   NONQUALIFIED  STOCK  OPTIONS.  If the Shares are
held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long-term capital gain.

         9. PRIVILEGES OF STOCK OWNERSHIP. Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises this Option and pays the Exercise Price.

         10. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

         11. ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This Agreement and the Plan and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

         12. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by rapifax or telecopier.

         13. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights or duties under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.

         15. ACCEPTANCE. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Participant to consult a tax advisor prior to such exercise or disposition.


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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Date of Grant.

INTEGRATED SYSTEMS, INC.                     PARTICIPANT



By:
    ----------------------------------      -----------------------------------
         Charles M. Boesenberg              [participant name]
         President and CEO


                                            GRANT NO.:  [GRANT NUMBER]
                                            DATED:      [grant date]




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